AGREEMENT AND PLAN OF MERGER

                                      among

                            USA WASTE SERVICES, INC.,

                          DOME MERGER SUBSIDIARY, INC.,

                                       and

                             WASTE MANAGEMENT, INC.


                           Dated as of March 10, 1998












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                                TABLE OF CONTENTS

Section                                                                     Page

                                    ARTICLE I

                                   THE MERGER

 1.01.  The Merger.............................................................2
 1.02.  Closing................................................................2
 1.03.  Effective Time.........................................................2
 1.04.  Effect of the Merger...................................................3
 1.05.  Certificate of Incorporation; Bylaws; Directors and Officers of
               Surviving Corporation...........................................3


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

 2.01.  Conversion of Securities...............................................4
 2.02.  Exchange of Certificates...............................................5
 2.03.  Stock Transfer Books...................................................9
 2.04.  Options to Purchase Company Common Stock...............................9
 2.05.  Restricted Stock......................................................10

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 3.01.  Organization and Qualification; Subsidiaries..........................11
 3.02.  Certificate of Incorporation and Bylaws...............................11
 3.03.  Capitalization........................................................12
 3.04.  Authority Relative to this Agreement..................................13
 3.05.  No Conflict; Required Filings and Consents............................13
 3.06.  Permits; Compliance with Laws.........................................14
 3.07.  SEC Filings; Financial Statements.....................................15
 3.08.  Absence of Certain Changes or Events..................................16
 3.09.  Employee Benefit Plans; Labor Matters.................................17
 3.10.  Accounting and Tax Matters............................................19
 3.11.  Contracts; Company Debt Instruments...................................20
 3.12.  Litigation............................................................20
 3.13.  Environmental Matters.................................................21
 3.14.  Taxes  ...............................................................22




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                                      -ii-


Section                                                                     Page

 3.15.  Pooling Affiliates....................................................23
 3.16.  Non-Competition Agreements............................................23
 3.17.  Opinion of Financial Advisor..........................................24
 3.18.  Brokers...............................................................24
 3.19.  Insurance.............................................................24

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

 4.01.  Organization and Qualification; Subsidiaries..........................24
 4.02.  Certificate of Incorporation and Bylaws...............................25
 4.03.  Capitalization........................................................25
 4.04.  Authority Relative to this Agreement..................................26
 4.05.  No Conflict; Required Filings and Consents............................27
 4.06.  Permits; Compliance with Laws.........................................28
 4.07.  SEC Filings; Financial Statements.....................................28
 4.08.  Absence of Certain Changes or Events..................................29
 4.09.  Employee Benefit Plans; Labor Matters.................................30
 4.10.  Accounting and Tax Matters............................................32
 4.11.  Contracts; Parent Debt Instruments....................................32
 4.12.  Litigation............................................................33
 4.13.  Environmental Matters.................................................33
 4.14.  Taxes  ...............................................................34
 4.15.  Pooling Affiliates....................................................34
 4.16.  Non-Competition Agreements............................................34
 4.17.  Opinion of Financial Advisor..........................................35
 4.18.  Brokers...............................................................35
 4.19.  Insurance.............................................................35
 4.20.  Ownership of Merger Sub; No Prior Activities..........................35

                                    ARTICLE V

                                    COVENANTS

 5.01.  Conduct of Business by the Company Pending the Closing................36
 5.02.  Conduct of Business by Parent Pending the Closing.....................39
 5.03.  Cooperation...........................................................41
 5.04.  Notices of Certain Events.............................................41




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                                      -iii-


Section                                                                     Page

 5.05.  Access to Information; Confidentiality................................41
 5.06.  No Solicitation of Transactions.......................................42
 5.07.  Pooling Matters.......................................................43
 5.08.  Letters of Accountants................................................44
 5.09.  Plan of Reorganization................................................45
 5.10.  Subsequent Financial Statements.......................................45
 5.11.  Control of Operations.................................................45
 5.12.  Further Action; Consents; Filings.....................................45
 5.13.  Stockholder Rights Plan...............................................47
 5.14.  Employee Benefit Plans................................................47

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

 6.01.  Registration Statement; Joint Proxy Statement.........................49
 6.02.  Stockholders' Meetings................................................51
 6.03.  Post-Merger Directors and Chief Executive Officer of Parent...........52
 6.04.  Pooling Affiliates....................................................52
 6.05.  Assumption of Debt....................................................53
 6.06.  Indemnification of Directors and Officers.............................53
 6.07.  No Shelf Registration.................................................55
 6.08.  Public Announcements..................................................55
 6.09.  Parent Restated Certificate of Incorporation..........................55
 6.10.  Stock Exchange Listing................................................55
 6.11.  Blue Sky..............................................................55

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

 7.01.  Conditions to the Obligations of Each Party to Consummate the Merger..56
 7.02.  Conditions to the Obligations of the Company..........................57
 7.03.  Conditions to the Obligations of Parent...............................58

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

 8.01.  Termination...........................................................59




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                                      -iv-


Section                                                                     Page

 8.02.  Effect of Termination.................................................62
 8.03.  Amendment.............................................................62
 8.04.  Waiver ...............................................................63
 8.05.  Fees and Expenses.....................................................63

                                   ARTICLE IX

                               GENERAL PROVISIONS

 9.01.  Non-Survival of Representations and Warranties........................65
 9.02.  Notices...............................................................65
 9.03.  Certain Definitions...................................................66
 9.04.  Severability..........................................................68
 9.05.  Assignment; Binding Effect; Benefit...................................68
 9.06.  Incorporation of Exhibits.............................................68
 9.07.  Specific Performance..................................................68
 9.08.  Governing Law.........................................................68
 9.09.  Consent to Jurisdiction; Venue........................................69
 9.10.  Headings..............................................................69
 9.11.  Counterparts..........................................................69
 9.12.  Entire Agreement......................................................69


EXHIBITS

EXHIBIT 6.04(a)     Form of Company Affiliate Letter
EXHIBIT 6.04(b)     Form of Parent Affiliate Letter






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                             Index of Defined Terms

Defined Term                                                   Section
------------                                                   -------

Acquired Company Conversions                                 Section 4.03
affiliate                                                    Section 9.03(a)
Agreement                                                    Preamble
Arthur Andersen                                              Section 3.10(b)
beneficial owner                                             Section 9.03(b)
Blue Sky Laws                                                Section 3.05(b)
business day                                                 Section 9.03(c)
CERCLA                                                       Section 3.13(d)
Certificate Amendment                                        Section 4.04
Certificate of Merger                                        Section 1.03
Certificates                                                 Section 2.02(b)
Closing                                                      Section 1.02
Code                                                         Recitals
Company                                                      Preamble
Company 1996 10-K                                            Section 3.11
Company Affiliate Letter                                     Section 6.04(a)
Company Benefit Plans                                        Section 3.09(a)
Company Common Stock                                         Recitals
Company Designees                                            Section 6.03
Company Disclosure Schedule                                  Section 3.01
Company Foreign Benefit Plan                                 Section 3.09(c)
Company Indentures                                           Section 6.05
Company Material Adverse Effect                              Section 3.01
Company Material Contract                                    Section 3.11
Company Permits                                              Section 3.06
Company Preferred Stock                                      Section 3.03
Company Reports                                              Section 3.07(a)
Company Stock Options                                        Section 2.04
Company Stock Plans                                          Section 3.03
Company Stockholders' Meeting                                Section 6.01(a)
Company Subordinated Notes                                   Section 3.03
Company Subsidiaries                                         Section 3.01
Company Termination Fee                                      Section 8.05(b)
Competing Transaction                                        Section 5.06(b)
Confidentiality Agreement                                    Section 5.05(b)
Coopers & Lybrand                                            Section 4.10(b)
DGCL                                                         Recitals
DLJ                                                          Section 4.17

Defined Term                                                   Section
------------                                                   -------

$                                                            Section 9.03(d)
Effective Time                                               Section 1.03
Environmental Laws                                           Section 3.13(d)
Environmental Permits                                        Section 3.13(d)
ERISA                                                        Section 3.09(a)
Excess Shares                                                Section 2.02(e)(ii)
Exchange Act                                                 Section 3.05(b)
Exchange Agent                                               Section 2.02(a)
Exchange Fund                                                Section 2.02(a)
Exchange Ratio                                               Section 2.01(a)
Expenses                                                     Section 8.05(a)
Government Antitrust Entity                                  Section 5.12(b)
Governmental Entity                                          Section 3.05(b)
Governmental Order                                           Section 9.03(e)
Hazardous Materials                                          Section 3.13(d)
HSR Act                                                      Section 3.05(b)
Indemnified Parties                                          Section 6.06(b)
Insurance Amount                                             Section 6.06(c)
IRS                                                          Section 3.09(a)
Joint Proxy Statement                                        Section 6.01(a)
knowledge                                                    Section 9.03(f)
Law                                                          Section 3.06
Lehman                                                       Section 4.18
Merger                                                       Recitals
Merger Sub                                                   Preamble
Merger Sub Common Stock                                      Section 2.01(c)
Merrill Lynch                                                Section 3.17
NSC                                                          Section 3.01
NYSE                                                         Section 2.02(e)(ii)
Parent                                                       Preamble
Parent 1996 10-K                                             Section 4.02
Parent Affiliate Letter                                      Section 6.04(b)
Parent Benefit Plans                                         Section 4.09(a)
Parent Common Stock                                          Recitals
Parent Disclosure Schedule                                   Section 4.01
Parent Foreign Benefit Plan                                  Section 4.09(c)
Parent Material Adverse Effect                               Section 4.01

Defined Term                                                   Section
------------                                                   -------

Parent Material Contract                                     Section 4.11
Parent Permits                                               Section 4.06
Parent Preferred Stock                                       Section 4.03
Parent Reports                                               Section 4.07(a)
Parent Stock Options                                         Section 4.03
Parent Stock Plans                                           Section 4.03
Parent Stockholders' Meeting                                 Section 6.01(a)
Parent Subordinated Notes                                    Section 4.03
Parent Subsidiaries                                          Section 4.01
Parent Termination Fee                                       Section 8.05(c)
person                                                       Section 9.03(g)
Pooling Affiliate                                            Section 3.15
Registration Statement                                       Section 6.01(a)
Regulations                                                  Recitals
Relational                                                   Section 4.18
Reporting Company Subsidiaries                               Section 3.07(a)
Reporting Parent Subsidiaries                                Section 4.07(a)
Representatives                                              Section 5.05(a)
SEC                                                          Recitals
Securities Act                                               Section 3.05(b)
SERP                                                         Section 5.14(c)
Share Issuance                                               Section 4.04
S-3 Registration Statement                                   Section 5.07(c)
Stockholders' Meetings                                       Section 6.01(a)
subsidiary or subsidiaries                                   Section 9.03(h)
Surviving Corporation                                        Section 1.01
Taxes                                                        Section 3.14(a)
Terminating Company Breach                                   Section 8.01(g)
Terminating Parent Breach                                    Section 8.01(h)
U.S. GAAP                                                    Section 3.07(b)
WME                                                          Section 3.01
WMI Merger Sub                                               Section 5.07(b)
WTI                                                          Section 5.07(b)
WTI Stock Plans                                              Section 5.07(b)

                  AGREEMENT AND PLAN OF MERGER, dated as of March 10, 1998 (this "Agreement"), among USA WASTE SERVICES, INC., a Delaware corporation ("Parent"), DOME MERGER SUBSIDIARY, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and WASTE MANAGEMENT, INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H:


                  WHEREAS, the boards of directors of Parent and the Company have determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective companies and stockholders to combine their respective businesses pursuant to the transaction set forth in this Agreement;

                  WHEREAS, the board of directors of each of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

                  WHEREAS, the board of directors of Parent has approved this Agreement and the Merger and the issuance of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), and the amendments to the Restated Certificate of Incorporation of Parent, all as contemplated by this Agreement, and has recommended that the holders of Parent Common Stock vote to approve the issuance of Parent Common Stock and the amendments to the Restated Certificate of Incorporation of Parent as contemplated by this Agreement;

                  WHEREAS, the board of directors of the Company has approved this Agreement and the Merger, as contemplated by this Agreement, and has recommended that the holders of common stock, par value $1.00 per share, of the Company ("Company Common Stock"), vote to adopt this Agreement and the terms of the Merger as contemplated by this Agreement;

                  WHEREAS, the board of directors of Merger Sub has approved this Agreement and the Merger, as contemplated by this Agreement, and has recommended that its sole stockholder vote to adopt this Agreement and the terms of the Merger, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement and terms of the Merger, as contemplated by this Agreement;





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                                        2

                  WHEREAS, the parties hereto intend that the Merger shall be accounted for as a "pooling of interests" for financial reporting purposes under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission (the "SEC"); and

                  WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder (the "Regulations");

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "Surviving Corporation").

                  SECTION 1.02. Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 8.01 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VII, at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, unless another date, time or place is agreed to by Parent and the Company.

                  SECTION 1.03. Effective Time. At the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time").




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                                        3

                  SECTION 1.04. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.05. Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. At the Effective Time:

                  (a) the Certificate of Incorporation and the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation (except that Article I of the Certificate of Incorporation shall be amended as of the Effective Time to read as follows: "The name of the Corporation is Waste Management, Inc.");

                  (b) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation; and

                  (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation.




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                                        4


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the capital stock of Merger Sub or the Company:

                  (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(b)) shall be converted, subject to Section 2.02(e), into the right to receive
         0.725 shares of Parent Common Stock (the "Exchange Ratio"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest. No fractional share of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof.

                  (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) Each share of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the

         Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (d) For all purposes of this Agreement, unless otherwise specified, all shares held by employee benefit plans of the Company (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of the Company and (iii) shall be converted into shares of Parent Common Stock in accordance with Section 2.01(a).

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such certificates for shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(e) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. Notwithstanding anything to the contrary contained herein, no certificate representing Parent Common Stock or cash in lieu of a fractional share interest shall be delivered to a person who is a Pooling Affiliate of Parent or the Company unless such affiliate has theretofore executed and delivered to Parent the agreement referred to in
Section 6.04(a). In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

                  (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay dividends or make any other distribution with respect to shares of Company Common Stock with a record date prior to the Effective Time which have been declared or made by the




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                                        7

Company on such shares of Company Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

                  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 2.02(a) over (y) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (iii) of this Section 2.02(e).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock as part of the Exchange Fund. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Common Stock are entitled.





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                                        8

                  (iv) Notwithstanding the provisions of subsections (ii) and
(iii) of this Section 2.02(e), Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (y) the closing price for a share of Parent Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

                  (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.02(c), in each case, without any interest thereon.

                  (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c), in each case, without any interest thereon.

                  (i) Withholding. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

                  SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 2.02(c).

                  SECTION 2.04. Options to Purchase Company Common Stock. (a) At the Effective Time, each option or warrant granted by the Company to purchase shares of Company Common Stock (the "Company Stock Options"), which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and converted into an option or warrant to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby):

                  (i) the number of shares of Parent Common Stock to be subject to the converted option or warrant shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original option or warrant and (y) the Exchange Ratio;

                  (ii) the exercise price per share of Parent Common Stock under the converted option or warrant shall be equal to (x) the exercise price per share of Company Common Stock under the original option or warrant divided by (y) the Exchange Ratio; and

                  (iii) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Parent Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                  (b) Parent shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Parent Common Stock for delivery under Company Stock Options assumed by Parent. At or prior to the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                  SECTION 2.05. Restricted Stock. At the Effective Time, any restricted shares of Company Common Stock awarded pursuant to any plan, arrangement or transaction and outstanding immediately prior to the Effective Time shall be assumed by Parent and converted into restricted shares of Parent Common Stock in accordance with Section 2.01 hereof, subject to the same terms, conditions and restrictions as in effect immediately prior to the Effective Time, except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent that:

                  SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (the "Company Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have any change in or effect on the business of the Company and the Company Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole (a "Company Material Adverse Effect"). Section 3.01(a) of the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") sets forth a complete and correct list of all of the Company Subsidiaries other than the subsidiaries of Waste Management International plc (together with its subsidiaries, "WME"). Except as set forth in Section 3.01(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (except for WME and NSC Corporation and its subsidiaries (collectively, "NSC")) holds any interest in any corporation, limited liability company, partnership, joint venture or other legal entity of any kind.

                  SECTION 3.02. Certificate of Incorporation and Bylaws. The copy of the Company's Restated Certificate of Incorporation that is incorporated by reference as an exhibit to the Company's Form 10-Q for the period ending June 30, 1997 and the copy of the Company's Bylaws that is incorporated by reference as an exhibit to the Company's Form 10-Q for the period ending September 30, 1997 are complete and correct copies thereof. Such Restated Certificate of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation or Bylaws.

                  SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 1,500,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"). As of December 31, 1997, (i) 507,101,774 shares of Company Common Stock were issued (including treasury shares), all of which were validly issued, fully paid and nonassessable, (ii) 2,500,000 shares of Series A Preferred Stock were authorized, none of which were issued, (iii) 52,063,991 shares of Company Common Stock were held in the treasury of the Company or by any direct or indirect wholly owned Company Subsidiary (including those in the employee stock benefit trust), (iv) 14,650,015 shares of Company Common Stock were reserved for future issuance pursuant to the terms of the Company's Convertible Subordinated Notes due 2005 and the Company's Liquid Yield Option Notes due 2001, 2010 and 2012 (together, the "Company Subordinated Notes") and
(v) 21,998,096 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options issued under the benefits plans set forth on Section 3.03(a) of the Company Disclosure Schedule (the "Company Stock Plans"). Between December 31, 1997 and the date of this Agreement, an aggregate of 10,000 Company Stock Options have been granted, excluding Company Stock Options with respect to up to 5.3 million shares of Company Common Stock granted on March 9, 1998 under the Company 1997 Equity Incentive Plan (the "March 1998 Options"), and, since that date, no awards of restricted stock have been made under the Company Stock Plans, and, since that date, no shares of Company Common Stock (or securities convertible into Company Common Stock) have been issued other than those shares of Company Common Stock reserved for issuance as set forth in this Section 3.03. Except for the Company Stock Options granted pursuant to the Company Stock Plans and shares of Company Common Stock issuable pursuant to the Company Stock Plans and upon the conversion of the Company Subordinated Notes or pursuant to agreements or arrangements described in Section 3.03(a) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary (other than WME and NSC) or obligating the Company or any Company Subsidiary (other than WME and NSC) to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary (other than WME and NSC). The terms of each grant of a March 1998 Option provide that, as a condition to such grant, the optionee must waive any rights thereunder arising as a result of any "change in control" of the Company that may be caused by the Merger. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 3.03(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary (other than WME and NSC) to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Except as disclosed in Section 3.03(a) of the Company Disclosure Schedule, each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in
Section 3.03(b) of the Company Disclosure Schedule or as set forth in the Company Reports (as hereinafter defined), there are no material outstanding contractual obligations of the Company or any Company Subsidiary (other than WME and NSC) to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary which is not wholly owned by the Company or in any other person.

                  SECTION 3.04. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of the Company or any equivalent organizational documents of any Company Subsidiary (other than WME and NSC),
(ii) assuming that all consents, approvals, authorizations and permits described in Section 3.05(b) have been obtained and all filings and notifications described in Section 3.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 3.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder or the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any United States federal, state or local or any supranational or foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body (a "Governmental Entity"), except (i) applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the filing and recordation of the Certificate of Merger as required by the DGCL, and as set forth in Section 3.05(b) of the Company Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger or (B) individually or in the aggregate have a Company Material Adverse Effect.

                  SECTION 3.06. Permits; Compliance with Laws. Each of the Company and the Company Subsidiaries (other than WME) is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary (other than WME) to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and all such Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, or the failure of any of such Company Permits to be valid and in full force and effect, would not, individually or in the aggregate, (i) have a Company Material Adverse Effect, or
(ii) except as described in Section 3.05(b) of the

Company Disclosure Schedule, prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger. Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (other than WME) is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary (other than WME) or by which any property or asset of the Company or any Company Subsidiary (other than WME) is bound or affected or (ii) any Company Permits, except in the case of clauses
(i) and (ii) for any such conflicts, defaults or violations that would neither individually or in the aggregate, (A) have a Company Material Adverse Effect nor
(B) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger. As used in this Agreement, "Law" means any federal, state or local statute, law, ordinance, regulation, rule, code, order, judgment, writ, stipulation, award, injunction, decree or other requirement or rule of law of the United States or any other jurisdiction.

                  SECTION 3.07. SEC Filings; Financial Statements. (a) Other than those listed on Section 3.07(a)(i) of the Company Disclosure Schedule (the "Reporting Company Subsidiaries") and other than NSC, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, NYSE, any other stock exchange or any other comparable Governmental Entity. The Company and each Reporting Company Subsidiary has timely filed all periodic reports and all other documents required to be filed by it with the SEC under the Exchange Act since December 31, 1996 through the date of this Agreement (collectively and as amended, the "Company Reports"). Except as set forth in Section 3.07(a)(iii) of the Company Disclosure Schedule or except as would not have a Company Material Adverse Effect, each Company Report (i) was prepared in accordance with the requirements of the Exchange Act and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Except as set forth on Section 3.07(b)(i) of the Company Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries (with respect to Company Reports filed by the Company) or the consolidated financial position of the Reporting Company Subsidiary (with respect to Company Reports filed by a Reporting Company Subsidiary) as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect). The books and records of the Company and the Company Subsidiaries (other than WME and NSC) are being maintained in accordance with U.S. GAAP and any other applicable legal and accounting requirements.

                  (c) Except as and to the extent set forth on Section 3.07(c) of the Company Disclosure Schedule, none of the Company or any Company Subsidiary (other than WME and NSC) has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would result in the stockholders' equity of the Company as of December 31, 1997 as set forth in the Company Reports not fairly reflecting the financial condition of the Company and the Company Subsidiaries, taken as a whole, in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business since January 1, 1998 that would not, individually or in the aggregate, have a Company Material Adverse Effect, it being understood that for purposes of determining whether a Company Material Adverse Effect shall have occurred on the assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, actual amounts as at any date of determination or for any period of determination shall be compared, to the extent practicable, to the corresponding amounts included in the Company's 1998 business plan included in Section 3.08 of the Company Disclosure Schedule.

                  SECTION 3.08. Absence of Certain Changes or Events. Since January 1, 1998, except as contemplated by or as disclosed in this Agreement, as set forth in Section 3.08 of the Company Disclosure Schedule or as disclosed in, reflected in or contemplated by, any Company Reports filed since December 31, 1996, the Company and the Company Subsidiaries (other than WME and NSC) have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect or any event or development that would have a Company Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and the Company Subsidiaries are involved, it being understood that for purposes of determining whether a Company Material Adverse Effect shall have occurred on the assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, actual amounts as at any date of determination or for any period of determination shall be compared, to the extent practicable, to the corresponding amounts included in the Company's 1998 business plan included in Section 3.08 of the Company Disclosure Schedule, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by the Company, (iii) except as required by law after the date of this Agreement, any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock (other than regular quarterly dividends not to exceed $0.17 per share) or any redemption, purchase or other acquisition of any of the Company's securities or
(v) except with respect to WME and NSC, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary (other than WME and NSC) except in the ordinary course of business consistent with past practice.

                  SECTION 3.09. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary (in each case, other than WME and NSC) could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Company Benefit Plans"), the Company has delivered (or will, within 15 days of the date hereof, deliver) to Parent a true and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to each Company Benefit Plan for which a summary plan description is required, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form
5500) filed with the Internal Revenue Service (the "IRS"), (iv) the most recent actuarial report or financial statement relating to a Company Benefit Plan and
(v) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

                  (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. Except as set forth in Section 3.09(b) of the Company Disclosure Schedule, with respect to the Company Benefit

Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which, in any case, would individually or in the aggregate have a Company Material Adverse Effect.

                   (c) Except as set forth in Section 3.09(c) of the Company Disclosure Schedule or except as would not have a Company Material Adverse Effect, with respect to each Company Benefit Plan that is not subject to United States Law (a "Company Foreign Benefit Plan"):

                  (i) all employer and employee contributions to each Company Foreign Benefit Plan required by Law or by the terms of such Company Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices and a pro rata contribution for the period from the date hereof to and including the Effective Time has been made or accrued in accordance with normal accounting principles;

                  (ii) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the book reserve established for any Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

                  (iii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

                  (d) As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage would not have a Company Material Adverse Effect. Except as set forth on Section 3.09(d) of the Company Disclosure Schedule, as of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Company Material Adverse Effect.

                  (e) The Company has made available to Parent true and complete copies of (i) all employment agreements with executive officers of the Company and with each other officer of the Company and of each Company Subsidiary (other than NSC and, except with respect to the chief executive officer thereof, WME) providing for annual compensation in excess of $250,000, (ii) all severance plans, agreements, programs and policies of the Company and each Company Subsidiary (other than WME and NSC) with or relating to their respective employees, and (iii) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary (other than WME and NSC) with or relating to their respective employees which contain "change of control" provisions.

                  (f) Except as set forth in Section 3.09(f) of the Company Disclosure Schedule, no amount paid or payable by the Company or any Company Subsidiary in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (g) Except as provided in Section 3.09(g) of the Company Disclosure Schedule, except as otherwise required by Law, and except for the Company Foreign Benefit Plans, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

                  (h) The Company has agreed to continue Mr. Robert S. Miller's employment as chairman and chief executive officer of the Company until the Effective Time and Mr. Robert S. Miller has agreed, as of the date of this Agreement, to continue to serve as such until the Effective Time.

                  SECTION 3.10. Accounting and Tax Matters. (a) Except as disclosed in the Company Reports or in Section 3.10 of the Company Disclosure Schedule, neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

                  (b) The representations and warranties made in the Company's letter of compliance with pooling of interest criteria addressed to Arthur Andersen LLP ("Arthur Andersen") are true as of the date hereof.

                  (c) The Company has duly authorized amendments to the Company Stock Plans set forth on Section 3.10(c) of the Company Disclosure Schedule so as to provide that the Company (or, following the Effective Time, Parent) shall satisfy any obligations it may have to repurchase a participant's exercisable but unexercised options under such Company Stock Plan by issuing to such participant shares of Company Common Stock (or, following the Effective Time, Parent Common Stock), with a fair market value equal to the cash that would otherwise have been payable thereunder.

                  SECTION 3.11. Contracts; Company Debt Instruments. Except as disclosed in the Company Reports or in Section 3.11 of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (each, a "Company Material Contract"). Except as disclosed in the Company Reports or in Section 3.11 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect. Set forth in Section 3.11 of the Company Disclosure Schedule is a description of indebtedness of the Company and the Company Subsidiaries as of February 19, 1998.

                  SECTION 3.12. Litigation. Except as disclosed in the Company Reports or in Section 3.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of the Company, there are no existing facts or circumstances that would be reasonably likely to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, the Company is not aware of any facts or circumstances which would result in the denial of insurance coverage under policies issued to the Company and the Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in the Company Reports or in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Company Material Adverse Effect.

                  SECTION 3.13. Environmental Matters. Except as disclosed in the Company Reports or in Section 3.13 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Company Material Adverse
Effect:

                  (a) the Company and the Company Subsidiaries (other than WME)
         (i) are in compliance with all, and are not subject to any asserted liability or, to the Company's knowledge, any liability, in each case with respect to any, applicable Environmental Laws (as defined below),
         (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

                  (b) neither the Company nor any Company Subsidiary (other than WME) has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries (other than WME) may be in violation of, or liable under, any Environmental Law;

                  (c) neither the Company nor any Company Subsidiary (other than WME) (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials;

                  (d) none of the real property owned or leased by the Company or any Company Subsidiary (other than WME) is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup; and

                  (e) the dollar amounts set forth in Section 3.13(e) of the Company Disclosure Schedule represent the best estimates of the Company of all reserves expected to be established by the Company as of December 31, 1997 for the Company's and the Company Subsidiaries' obligations and liabilities pursuant to any Environmental Law (including, without limitation, obligations and liabilities for the investigation and remediation of Hazardous Materials and obligations and liabilities for the interim and final closure and post closure of disposal facilities), and the accounting policies and procedures used to determine such estimated reserves are in compliance with U.S. GAAP.

                  For purposes of this Agreement:

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                  "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

                  "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

                  "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  SECTION 3.14. Taxes. (a) Except as set forth in Section 3.14 of the Company Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries,
(ii) all Taxes that are due prior to the Effective Time have been paid or shall be paid on or before the applicable due date, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries and (iv) the Company and each of the Company Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  (b) Except as set forth in Section 3.14 of the Company Disclosure Schedule, to the best of the Company's knowledge, no Tax disputes or audits are pending against, and no claims for Taxes have been received in writing by the Company or any of the Company Subsidiaries, other than disputes, audits and claims that are not reasonably likely to have a Company Material Adverse Effect.

                  (c) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

                  SECTION 3.15. Pooling Affiliates. Section 3.15 of the Company Disclosure Schedule sets forth the names and addresses of those persons who are, in the Company's reasonable judgment, "affiliates" within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Pooling Affiliate") of the Company.

                  SECTION 3.16. Non-Competition Agreements. Except as set forth on Section 3.16 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (other than WME and NSC) is a party to any agreement which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and any other wastes services businesses currently engaged in by the Company, or any corporations affiliated with the Company. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate from, directly or indirectly, engaging in any of the businesses described above.

                  SECTION 3.17. Opinion of Financial Advisor. Merrill Lynch & Co., Inc. ("Merrill Lynch") has delivered to the board of directors of the Company its written opinion to the effect that, as of the date of the opinion, the Exchange Ratio was fair from a financial point of view to the holders of Company Common Stock (other than Parent or its affiliates). Merrill Lynch has authorized the inclusion of its opinion in the Joint Proxy Statement and the Company shall promptly, after the date of this Agreement, deliver a signed copy of such opinion to Parent.

                  SECTION 3.18. Brokers. No broker, finder or investment banker (other than Merrill Lynch) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent complete and correct copies of all agreements between the Company and Merrill Lynch pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 3.19. Insurance. Set forth on Schedule 3.19 of the Company Disclosure Schedule is a description of material insurance policies maintained by the Company with respect to the businesses of the Company and the Company Subsidiaries (other than WME and NSC).



                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

                  Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                  SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Parent, Merger Sub and each other subsidiary of Parent (together with Merger Sub, the "Parent Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have any change in or effect on the business of Parent and the Parent Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Section 4.01(a) of the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") sets forth a complete and correct list of all of Parent Subsidiaries. Except as set forth in Section 4.01(b) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary holds any interest in any corporation, limited liability company, partnership, joint venture or other legal entity of any kind.

                  SECTION 4.02. Certificate of Incorporation and Bylaws. The copy of Parent's Restated Certificate of Incorporation that is incorporated by reference as an exhibit to Parent's Form 10-Q for the period ending September 30, 1997 and the copy of Parent's Bylaws that is incorporated by reference as an exhibit to Parent's Form 10-K for the period ending December 31, 1996 (the "Parent 1996 10-K") are complete and correct copies thereof. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and Bylaws of Merger Sub. Such Restated Certificate of Incorporation, Certificate of Incorporation and Bylaws of Parent and Merger Sub are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

                  SECTION 4.03. Capitalization. The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock (the "Parent Preferred Stock"). As of February 27, 1998, (i) 218,866,174 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) no shares of Parent Preferred Stock were authorized and outstanding, (iii) 23,485 shares of Parent Common Stock were held in the treasury of Parent or by Parent Subsidiaries, (iv) 15,542,075 shares of Parent Common Stock were reserved for future issuance pursuant to the terms of Parent's Convertible Subordinated Notes due 2002, Parent's

4 1/2% Convertible Subordinated Notes due 2001 and Parent's 5% Convertible Subordinated Notes due 2006 (together, the "Parent Subordinated Notes"), (v) 19,176,005 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase shares of Parent Common Stock ("Parent Stock Options") issued under the benefits plans set forth on Section 4.03(v) of the Parent Disclosure Schedule or otherwise (the "Parent Stock Plans") and (vi) 4,035,572 shares of Parent Common Stock were reserved for issuance upon conversion of shares of acquired companies ("Acquired Company Conversions"). Between February 27, 1998 and the date of this Agreement, no Parent Stock Options have been granted and no awards have been made under Parent Stock Plans, and no shares of Parent Common Stock (or securities convertible into Parent Common Stock) have been issued other than those shares of Parent Common Stock reserved for issuance as set forth in this Section 4.03. Except for Parent Stock Options granted pursuant to Parent Stock Plans and shares of Parent Common Stock issuable pursuant to Parent Stock Plans, upon Acquired Company Conversions, and upon the conversion of the Parent Subordinated Notes or pursuant to agreements or arrangements described in Section 4.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 4.03 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Except as disclosed in Section 4.03 of the Parent Disclosure Schedule, each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in
Section 4.03 of the Parent Disclosure Schedule or as set forth in the Parent Reports (as hereinafter defined), there are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary which is not wholly owned by Parent or in any other person.

                  SECTION 4.04. Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this

Agreement, to perform its obligations hereunder and to consummate the Merger. Each of (i) the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, (ii) the amendment to the Restated Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to a number sufficient to consummate the transactions contemplated hereby and to change Parent's name, as of the Effective Time, to "Waste Management, Inc." (the "Certificate Amendment") and (iii) the issuance (the "Share Issuance") of shares of Parent Common Stock in the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than, with respect to (a) the adoption of the Certificate Amendment, the affirmative vote of a majority of the votes entitled to be cast and (b) the adoption of the Share Issuance, the approval thereof by the affirmative vote of a majority of votes cast by the holders of outstanding shares of Parent Common Stock at the Parent Stockholders' Meeting). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub, as the case may be, in accordance with its terms.

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub, do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary (assuming that the Certificate Amendment is approved as contemplated by this Agreement), (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or
(iii) except as set forth in Section 4.05(a) of the Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement or the consummation of the Merger.

                  (b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent or Merger Sub with or notification by Parent or Merger Sub to, any Governmental Entity, except (i) applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, the filing and recordation of the Certificate of Merger as required by the DGCL, and as set forth in Section 4.05(b) of the Parent Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger or (B) individually or in the aggregate have a Parent Material Adverse Effect.

                  SECTION 4.06. Permits; Compliance with Laws. Each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), and all such Parent Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of Parent Permits, or the failure of any such Parent Permits to be valid and in full force and effect, would not, individually or in the aggregate, (i) have a Parent Material Adverse Effect, or (ii) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger, and, as of the date of this Agreement, no suspension or cancellation of any of Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of Parent Permits would not, individually or in the aggregate, (i) have a Parent Material Adverse Effect or (ii) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger. Except as disclosed in Section 4.06 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or
(ii) any Parent Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that would neither individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger.

                  SECTION 4.07. SEC Filings; Financial Statements. (a) Other than those listed on Section 4.07(a)(i) of the Parent Disclosure Schedule (the "Reporting Parent Subsidiaries"), no Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, NYSE, any other stock exchange or any other comparable Governmental Entity. Except as disclosed in Section 4.07(a)(ii) of the Parent Disclosure Schedule, Parent and each Reporting Parent Subsidiary has timely filed all forms, reports and documents required to be filed by it with the SEC, the NYSE, any other stock exchange or comparable Governmental Entity since January 1, 1995 through the date of this Agreement (collectively and as amended, the "Parent Reports"). Except as would not have a Parent Material Adverse Effect, each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act, the NYSE, other stock exchange or comparable Governmental Entity, as the case may be, and (ii) except as set forth in Section 4.07(a)(iii) of the Parent Disclosure Schedule, did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect). The books and records of Parent and the Parent Subsidiaries have been, and are being, maintained in accordance with U.S. GAAP and any other applicable legal and accounting requirements.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business since January 1, 1997 that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  SECTION 4.08. Absence of Certain Changes or Events. Since January 1, 1997, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.08 of the Parent Disclosure Schedule or as disclosed in any Parent Report filed since January 1, 1997, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect or any event or development that would have a Parent Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and the Parent Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent's and Merger Sub's obligations pursuant to this Agreement and the consummation of the Merger by Parent and Merger Sub, (iii) any material change by Parent in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary except in the ordinary course of business consistent with past practice.

                  SECTION 4.09. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Parent Benefit Plans"), Parent has delivered (or will, within 15 days of the date hereof, deliver) to the Company a true and correct copy of (i) such Parent Benefit Plan and the most recent summary plan description related to each Company Benefit Plan for which a summary plan description is required, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS, (iv) the most recent actuarial report or financial statement relating to a Parent Benefit Plan and
(v) the most recent determination letter issued by the IRS with respect to any Parent Benefit Plan qualified under Section 401(a) of the Code.

                  (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. Except as set forth in Section 4.09(b) of the Parent Disclosure Schedule, with respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which, in any case, would individually or in the aggregate have a Parent Material Adverse Effect.

                  (c) Except as set forth in Section 4.09(c) of the Parent Disclosure Schedule or except as would not have a Parent Material Adverse Effect, with respect to each Parent Benefit Plan that is not subject to United States Law (a "Parent Foreign Benefit Plan"):

                  (i) all employer and employee contributions to each Parent Foreign Benefit Plan required by Law or by the terms of such Parent Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices and a pro rata contribution for the period from the date hereof to and including the Effective Time has been made or accrued in accordance with normal accounting principles;

                  (ii) the fair market value of the assets of each funded Parent Foreign Benefit Plan, the liability of each insurer for any Parent Foreign Benefit Plan funded through insurance or the book reserve established for any Parent Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Parent Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

                  (iii) each Parent Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

                  (d) As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary, except where such dispute, strike or work stoppage would not have a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Parent Material Adverse Effect.

                  (e) Parent has made available to the Company true and complete copies of (i) all employment agreements with executive officers of Parent and with each other officer of Parent and of each Parent Subsidiary providing for annual compensation in excess of $250,000, (ii) all severance plans, agreements, programs and policies of Parent and each Parent Subsidiary with or relating to their respective employees, and (iii) all plans, programs, agreements and other arrangements of Parent and each Parent Subsidiary with or relating to their respective employees which contain "change of control" provisions.

                  (f) No amount paid or payable by Parent or any Parent Subsidiary in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (g) Except as provided in Section 4.09(g) of the Parent Disclosure Schedule or as otherwise required by Law, no Parent Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

                  SECTION 4.10. Accounting and Tax Matters. (a) Except as disclosed in the Parent Reports, neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

                  (b) The representations and warranties made in Parent's letter of compliance with pooling of interest criteria addressed to Coopers & Lybrand ("Coopers & Lybrand") are true as of the date hereof.

                  SECTION 4.11. Contracts; Parent Debt Instruments. Except as disclosed in the Parent Reports or in Section 4.11(a) of the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole (each, a "Parent Material Contract"). Except as disclosed in the Parent Reports or in Section 4.11(b) of the Parent Disclosure Schedule, neither the Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Parent Material Adverse Effect. Set forth in Section 4.11(c) of the Parent Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Parent and the Parent Subsidiaries as described in the notes to the financial statements incorporated in the Parent 1996 10-K.

                  SECTION 4.12. Litigation. Except as disclosed in the Parent Reports or in Section 4.12 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect, and, except as disclosed to the Company, to the knowledge of Parent, there are no existing facts or circumstances that would be reasonably likely to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to the Company, Parent is not aware of any facts or circumstances which would result in the denial of insurance coverage under policies issued to Parent and the Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as disclosed in the Parent Reports or in Section
4.12 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Parent Material Adverse Effect.

                  SECTION 4.13. Environmental Matters. Except as disclosed in the Parent Reports or in Section 4.13 of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Parent Material Adverse
Effect:

                  (a) Parent and the Parent Subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to Parent's knowledge, any liability, in each case with respect to any, applicable Environmental Laws, (ii) hold or have applied for all Environmental Permits and (iii) are in compliance with their respective Environmental Permits;

                  (b) neither Parent nor any Parent Subsidiary has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

                  (c) neither Parent nor any Parent Subsidiary (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Parent, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

                  (d) none of the real property owned or leased by Parent or any Parent Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

                  SECTION 4.14. Taxes. (a) Except as set forth in Section 4.14 of the Parent Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or shall be paid on or before the applicable due date, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries and (iv) Parent and each of the Parent Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

                  (b) To the best of Parent's knowledge, no Tax disputes or audits are pending against, and no claims for Taxes have been received in writing by or any of Parent Subsidiar ies, other than disputes, audits and claims that are not reasonably likely to have a Parent Material Adverse Effect.

                  (c) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

                  SECTION 4.15. Pooling Affiliates. Section 4.15 of the Parent Disclosure Schedule sets forth the names and addresses of those persons who are, in Parent's reasonable judgment, a Pooling Affiliate of Parent.

                  SECTION 4.16. Non-Competition Agreements. Except as set forth on Section 4.16 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect Parent and the Parent Subsidiaries collectively from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and any other wastes services businesses currently engaged in by Parent or any corporations affiliated with Parent. None of Parent's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with Parent, restricts in any material respect Parent or any Parent Subsidiary or affiliate from, directly or indirectly, engaging in any of the businesses described above.

                  SECTION 4.17. Opinion of Financial Advisor. Donaldson, Lufkin & Jenrette ("DLJ") has delivered to the board of directors of Parent its written opinion to the effect that, as of the date of the opinion, the Exchange Ratio was fair to Parent from a financial point of view. DLJ has authorized the inclusion of its opinion in the Joint Proxy Statement and Parent shall promptly, after the date of this Agreement, deliver a signed copy of such opinion to the Company.

                  SECTION 4.18. Brokers. No broker, finder or investment banker (other than DLJ, Relational Investors, LLC ("Relational") and Lehman Brothers Inc. ("Lehman")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to the Company complete and correct copies of all agreements between Parent, on the one hand, and each of DLJ, Relational and Lehman, on the other hand, pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 4.19. Insurance. Parent maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent (taking into account the cost and availability of such insurance).

                  SECTION 4.20. Ownership of Merger Sub; No Prior Activities.
(a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

                  (b) As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent. As of the Effective Time, there will be no options, warrants or other rights, agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Merger Sub, by sale, lease, license or otherwise.

There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

                  (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement (including, without limitation, Section 5.12(b)), unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed,
(x) the respective businesses of the Company and the Company Subsidiaries (other than WME) shall be conducted only in, and the Company and the Company Subsidiaries (other than WME) shall not take any action except in, the ordinary course of business consistent with past practice, (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries (other than WME) and to preserve the current relationships of the Company and the Company Subsidiaries (other than WME) with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary (other than WME) has significant business relations in order to preserve substantially intact its business organization and (z) with respect to WME, the Company will use all reasonable efforts to cause WME to comply with the covenants contained in this Section 5.01, including clauses (a) through (i) below including, without limitation, by voting on any matter presented for a vote of stockholders of WME all shares of WME capital stock owned by the Company or any Company Subsidiary in a manner consistent with this clause (z), and by directing those of its employees who are on the Board of Directors of WME to vote on all matters presented for action by such Board in a manner consistent with this clause (z). By way of amplification and not limitation, except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither the Company nor any Company Subsidiary (other than WME) shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of (A) shares of Company Common Stock issuable pursuant to the Company Stock Options outstanding on the date of this Agreement and (B) a maximum of 14,650,015 shares of Company Common Stock issuable pursuant to the Company Subordinated Notes), or (ii) any property or assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice or in an aggregate amount not in excess of $15,000,000;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisitions of assets (excluding the acquisition of a business or substantially all of the stock or assets thereof) in the ordinary course of business consistent with past practice, and any acquisitions for consideration, calculated as of the date of execution of the definitive agreement for any such acquisition, that is not, in the aggregate for all such acquisitions, in excess of $500 million; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice and incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement, or (B) indebtedness for borrowed money incurred to finance acquisitions permitted by clause (i) of this paragraph (c); (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of (A) $1.2 billion plus (B) 15% of the aggregate consideration, calculated as of the date of execution of each definitive acquisition agreement, paid for in acquisitions permitted by clause (i) of this paragraph (c); or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except (i) for regular quarterly dividends not in excess of $0.17 per share of Company Common Stock and
         (ii) that any Company Subsidiary may pay dividends or make other distributions to the Company or any other Company Subsidiary;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees or officers of the Company or any Company Subsidiary who are not executive officers of the Company, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of the Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

                  (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice, as required by U.S. GAAP or as may be required by the SEC;

                  (h) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries dated as of December 31, 1996 included in the Company's Form 10-K for the period ended December 31, 1996 (the "1996 Company 10-K") and only to the extent of such reserves; or

                  (i) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.02. Conduct of Business by Parent Pending the Closing. Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Parent Disclosure Schedule or as expressly contemplated by any other provision of this Agreement (including, without limitation, Section 5.12(b)), unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in
Section 5.02 of the Parent Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, any shares of capital stock of Parent or any Parent Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary (except for the issuance of (A) a maximum of 19,176,005 shares of Parent Common Stock issuable pursuant to Parent Stock Options outstanding on the date of this Agreement and the issuance, in the ordinary course of business, consistent with past practices and on terms no more favorable than customary prior grants, of Parent Stock Options to acquire shares of Parent Common Stock and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options, in accordance with the terms of the Parent Stock Plans, (B) a maximum of 15,542,075 shares of Parent Common Stock issuable pursuant to the Parent Subordinated Notes,
         (C) 4,035,572 shares of Parent Company Stock issuable upon Acquired Company Conversions and (D) shares of Parent Common Stock issuable as consideration for acquisitions as contemplated by Section 5.02(c));

                  (c) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisition of assets (excluding the acquisition of a business or substantially all of the stock or assets thereof) in the ordinary course of business consistent with past practice, and any acquisitions for consideration, calculated as of the date of execution of the definitive agreement for any such acquisition that is not, in the aggregate for all such acquisitions, in excess of $1.2 billion (which acquisitions may include, but need not be limited to, those set forth on Section 5.02(c) of the Parent Disclosure Schedule); (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice and incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement, or (B) indebtedness for borrowed money incurred to finance acquisitions permitted by clause (i) of this paragraph (c); (iii) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of (A) $500 million plus (B) 15% of the aggregate consideration, calculated as of the date of execution of each definitive acquisition agreement, paid for in acquisitions permitted by clause (i) of this paragraph (c); or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (f) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice, as required by U.S. GAAP or as may be required by the SEC; or

                  (g) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.03. Cooperation. The Company and Parent shall coordinate and cooperate in connection with (i) the preparation of the Registration Statement and the Joint Proxy Statement, (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Parent Material Contracts or any Company Material Contracts, in connection with the consummation of the Merger and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the Joint Proxy Statement and timely seeking to obtain any such actions, consents, approvals or waivers.

                  SECTION 5.04. Notices of Certain Events. Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, the Company, the Parent Subsidiaries or the Company Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or Parent Material Contract; and (v) any change that is reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect or is reasonably likely to delay or impede the ability of either the Company or Parent to perform its respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

                  SECTION 5.05. Access to Information; Confidentiality. (a) Except as prohibited by any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or by applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause the Parent Subsidiaries and the Company Subsidiaries, respectively, to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.05 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties hereto shall comply with their respective obligations under the Confidentiality Agreement dated January 26, 1998 (the "Confidentiality Agreement") between Parent and the Company with respect to the information disclosed pursuant to this Agreement.

                  SECTION 5.06. No Solicitation of Transactions. (a) Each party to this Agreement shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action; provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of Parent or the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal by such person to acquire such party pursuant to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or other similar transaction or to acquire all or substantially all of the assets of such party or any of its subsidiaries, if, and only to the extent that, (i) such Board of Directors, after consultation with outside legal counsel (which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for such Board of Directors to comply with its duties to its stockholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party obtains from such person an executed confidentiality agreement on terms no less favorable to the Company or Parent, as the case may be, than those contained in the Confidentiality Agreement. Each party hereto shall notify the other parties hereto promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing

Transaction is made. Each party hereto immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Each party hereto agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Notwithstanding the foregoing, either party may enter into a confidentiality agreement containing a standstill provision which permits, or waive compliance with any existing standstill agreement in order to permit, a third party to make a confidential takeover proposal to the Board of Directors which could reasonably be expected to result in a Competing Transaction; provided, however, that either party may then further waive compliance with a standstill agreement in order to permit a third party to make such takeover proposal to such party's stockholders so as to enable the Company or Parent to terminate this Agreement pursuant to the provisions of Section 8.01(i) or (j), as the case may be; provided further that nothing in this Section 5.06(a) shall affect the obligation of the Company or Parent to pay the Company Termination Fee or the Parent Termination Fee (each as hereinafter defined) pursuant to the terms of Section 8.05.

                  (b) A "Competing Transaction" means any of the following involving the Company or Parent, as the case may be (other than the Merger contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 25 percent or more of the assets of such party and its subsidiaries, taken as a whole, or of assets of such party and its subsidiaries generating 25 percent or more of such party's revenues or operating income, or (iii) a tender offer or exchange offer for 25 percent or more of the outstanding voting securities of such party.

                  SECTION 5.07. Pooling Matters. (a) From and after the date of this Agreement, each of the parties hereto, and each of their respective subsidiaries or other affiliates, shall take all reasonable actions necessary to cause the Merger to be characterized as a pooling of interests for accounting purposes.

                  (b) As soon as practicable following the effective time of the merger of WMI Merger Sub, Inc. ("WMI Merger Sub"), a wholly owned subsidiary of the Company, with and into Wheelabrator Technologies Inc. ("WTI") as contemplated by the Agreement and Plan of Merger among the Company, WTI and WMI Merger Sub, the Company shall take all actions necessary to cause the WTI benefits plans set forth on Section 3.10 of the Company Disclosure Schedule (the "WTI Stock Plans") to be amended so as to provide that the Company shall satisfy any obligations it may have to repurchase a participant's exercisable but unexercised options under such WTI Stock Plans by issuing to such participant shares of the Company Common Stock, with a fair market value equal to the cash that would otherwise have been payable thereunder.

                  (c) The Company agrees that, at Parent's request, it shall cooperate with and assist Parent in conducting one or more registered exchange offers to exchange outstanding Company Stock Options for shares of Parent Common Stock as of the Effective Time. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such exchange offer(s), including as may be necessary to comply with the applicable requirements of the Exchange Act, the Securities Act, the NYSE and the DGCL.

                  (d) The Company will file with the SEC a registration statement on Form S-3 or other applicable form (the "S-3 Registration Statement") to dispose of any "tainted shares" required to be disposed of prior to the Effective Time (including those described in Section 3.10 of the Company Disclosure Schedule, as well as any other shares of Company Common Stock required to be disposed of prior to the Effective Time in furtherance of the provisions of Section 5.07(a)); provided, however, that the terms and conditions of any such disposition shall be reasonably acceptable to Parent (it being understood and agreed that any sale of "tainted shares" at a customary discount to the then-market price, less customary underwriters' discounts and commissions, shall be reasonably acceptable to Parent). Parent will cooperate with the Company in fulfilling the requirements of the S-3 Registration Statement.

                  SECTION 5.08. Letters of Accountants. (a) Parent shall use all reasonable efforts to cause to be delivered to the Company a "comfort" letter of Coopers & Lybrand dated and delivered as of the date the Registration Statement shall have become effective and a "bring-down comfort" letter of Coopers & Lybrand dated and delivered as of the Effective Time. The Company shall use all reasonable efforts to cause to be delivered to Parent a "comfort" letter of Arthur Andersen dated and delivered as of the date the Registration Statement shall have become effective and a "bring-down comfort" letter of Arthur Andersen dated and delivered as of the Effective Time. Each such letter shall be addressed to Parent and the Company, and shall be in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the one contemplated by this Agreement.

                  (b) Each of Parent and the Company shall use all reasonable efforts to cause to be delivered to the other an opinion from Coopers & Lybrand and Arthur Andersen, respectively, addressed to each of Parent and the Company and dated as of the Closing Date, that the Merger will qualify for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards.

                  SECTION 5.09. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

                  SECTION 5.10. Subsequent Financial Statements. Prior to the Effective Time, each of the Company and Parent (a) shall consult with the other prior to making publicly available its financial results for any period and (b) shall consult with the other prior to the filing of, and shall timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such party under the Exchange Act and the rules and regulations promulgated thereunder and shall promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of the Company and Parent, as the case may be, included in such reports shall fairly present the financial position of such party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with U.S. GAAP applied on a consistent basis and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

                  SECTION 5.11. Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent and the Parent Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                  SECTION 5.12. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger,
(ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, the Company or the Surviving Corporation or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, including, but not limited to, actions with respect to Environmental Permits, (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NYSE, (B) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (C) the HSR Act and (D) any other applicable Law and (iv) obtain any consents necessary such that the Merger will not constitute a change of control, or any similar event, which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company, Parent or any of their subsidiaries is a party. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and any comments of the nonfiling parties and their advisors shall be considered prior to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto.

                  (b) Without limiting the generality of the foregoing, and subject to the following sentence, each of the parties hereto agrees, and shall cause each of its respective Subsidiaries to cooperate and to use their commercially reasonable efforts to obtain any government clearances required for completion of the Merger (including though compliance with the HSR Act), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Governmental Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of the parties hereto also agrees to take or cause to be taken the following actions: (i) provide promptly to Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date hereof, and thereafter use its reasonable efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act; (iii) deliver the proffer of Parent and the Company of their willingness to (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, such assets, categories of assets or businesses of Parent or Parent Subsidiaries or Company or Company Subsidiaries (other than WME), as applicable, and (B) terminate such existing




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                                       47

relationships and contractual rights and obligations (and, in each case, to enter into agreements with the relevant Government Antitrust Entity giving effect thereto) in each case with respect to the foregoing clause (A) or (B), if such action is necessary or reasonably advisable for the purpose of avoiding or preventing any action by any Government Antitrust Entity which would restrain, enjoin or otherwise prevent or materially delay consummation of the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any actions described in this clause (iii) if such actions would be reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect after giving effect to the Merger; and (iv) Parent or the Company, as applicable, shall take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated hereby, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (iii) of this subsection (b)) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the deadline specified in
Section 8.01(b). The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. The parties hereto will provide to the other copies of all correspondence between it (or its advisors) and any Government Antitrust Entity relating to this Agreement or any of the matters described in this Section 5.12(b). The parties hereto agree that all material telephonic calls and meetings with a Government Antitrust Entity regarding the transactions contemplated hereby or any of the matters described in this Section 5.12(b) shall include representatives of each of Parent and the Company. Parent shall coordinate and be the principal spokesperson in connection with any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein.

                  SECTION 5.13. Stockholder Rights Plan. Notwithstanding the limitations set forth in this Agreement with respect to the conduct of the Company's or Parent's respective businesses prior to the Effective Time, including the limitations set forth in Sections 5.01 and 5.02, either the Company or Parent may, at any time prior to the Effective Time, take all actions necessary to adopt and implement a stockholder rights plan, provided that the terms of such stockholder rights plan shall specifically exclude the consummation of the Merger as contemplated by this Agreement.

                  SECTION 5.14. Employee Benefit Plans. (a) Following the Effective Time, Parent shall arrange for each employee of the Company or any Company Subsidiary to




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                                       48

participate in any counterpart Parent Benefit Plans in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with the Company or any Company Subsidiary (and service otherwise credited by the Company or any Company Subsidiary) prior to the Effective Time for all purposes for which such service was recognized under the Company Benefit Plans including, but not limited to, eligibility to participate, vesting, and, to the extent not duplicative of benefits received under such Company Benefit Plan, the amount of benefits, (ii) such participants shall participate in the Parent Benefit Plans on terms no less favorable than those offered by Parent to similarly situated employees of Parent, and (iii) Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group plans to be waived with respect to such participants and their eligible dependents and shall provide each such participant with credit for any co-payments and deductibles paid prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any health plans in which such participants are eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit.

                  (b) Following the Effective Time, Parent shall cause the Surviving Corporation to honor and perform, pursuant to their terms, all employee benefit obligations to current and former employees and directors of the Company under any Company Benefit Plans; provided, however, that nothing contained herein shall limit any reserved right in any Company Benefit Plan to amend, modify, suspend, revoke or terminate any such plan.

                  (c) Notwithstanding any of the foregoing to the contrary, prior to the Effective Time, the Company shall take all necessary action to terminate the Company Supplemental Executive Retirement Plan, as amended and restated as of November 11, 1997 (the "SERP"). No further benefits shall accrue under the SERP after its termination (except that participants shall be credited with the maximum number of additional years of benefit service to which the participant would be entitled under his or her employment agreement if his or her employment terminated upon the termination of the SERP under circumstances which would entitle him or her to severance or similar benefits under such employment agreement) and all benefits thereunder shall be fully vested and paid out on a present value basis, using the actuarial assumptions applicable to lump sum payments under the Company's qualified defined benefit plan, effective as of the date of termination of the SERP.

                  (d) To the extent that Parent elects to terminate after the Effective Time any employee pension benefit plan maintained by the Company or any Company Subsidiary which is a defined benefit plan, then all accrued benefits thereunder shall be fully vested and the accrued benefits shall be paid as promptly as practicable to participants thereunder who so elect in a lump sum payment.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Registration Statement; Joint Proxy Statement.
(a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall jointly prepare and file with the SEC a joint proxy statement with respect to the Merger relating to the special meeting of each of the Company's stockholders (the "Company Stockholders' Meeting") and Parent's stockholders (the "Parent Stockholders' Meeting" and, together with the Company Stockholders' Meeting, the "Stockholders' Meetings") to be held in connection with the Merger (together with any amendments thereto, the "Joint Proxy Statement") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of the issuance of Parent Common Stock to the Company's stockholders pursuant to the Merger, in which the Joint Proxy Statement shall be included as a prospectus. Copies of the Joint Proxy Statement shall be provided to the NYSE in accordance with the rules of such exchange. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of Parent and the Company. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the NYSE, (iii) the Securities Act and (iv) the DGCL.

                  (b) (i) The Joint Proxy Statement shall include the approval of this Agreement and the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of adoption of this Agreement; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel), that such withdrawal, modification or change of its recommendation is required by its fiduciary duties to the Company's stockholders under applicable Law. In addition, the Joint Proxy Statement shall include the opinion of Merrill Lynch referred to in Section 3.17.

                  (ii) The Joint Proxy Statement shall include the approval of this Agreement and the recommendation of the Board of Directors of Parent to Parent's stockholders that they vote in favor of the Share Issuance and the Certificate Amendment contemplated hereby; provided, however, that the Board of Directors of Parent may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of Parent determines in good faith, after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel), that such withdrawal, modification or change of its recommendation is required by its fiduciary duties to Parent's stockholders under applicable Law. In addition, the Joint Proxy Statement shall include the opinion of DLJ referred to in Section 4.17.

                  (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the prior review of Parent and the Company, and any comments of Parent or the Company shall be considered prior to filing such amendment or supplement, to the extent practicable. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) The information supplied by the Company for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Parent Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the NYSE, the DGCL, the Securities Act and the Exchange Act.

                  (e) The information supplied by Parent for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and the Company, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Parent Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the NYSE, the DGCL, the Securities Act and the Exchange Act.

                  SECTION 6.02. Stockholders' Meetings. The Company shall call and hold the Company Stockholders' Meeting, and Parent shall call and hold the Parent Stockholders' Meeting, in each case as promptly as practicable, for the purpose, in the case of the Company Stockholders' Meeting, of voting upon the adoption of this Agreement and the Merger contemplated hereby, and, in the case of the Parent Stockholders' Meeting, of voting upon the adoption of the Certificate Amendment and the Share Issuance pursuant to the Joint Proxy Statement, and each of Parent and the Company shall use its reasonable efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval, except to the extent that the Board of Directors of the Company determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that the withdrawal, modification or change of its recommendation is required by its fiduciary duties to the Company stockholders under applicable Law. Parent shall use its reasonable efforts to solicit from its stockholders proxies in favor of the Certificate Amendment and the Share Issuance contemplated hereby pursuant to the Joint Proxy Statement, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval, except to the extent that the Board of Directors of Parent determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that the withdrawal, modification or change of its recommendation is required by its fiduciary duties to Parent's stockholders under applicable Law. Each of the parties hereto, subject to the exercise of their fiduciary duties to their respective stockholders, as described in this Section 6.02, shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's Restated Certificate of Incorporation and Bylaws to effect the Merger.

                  SECTION 6.03. Post-Merger Directors and Chief Executive Officer of Parent. (a) The Board of Directors of Parent shall take such action as may be necessary to cause Parent's Board of Directors immediately following the Effective Time to be composed of fourteen members, and to cause seven persons designated by the Board of Directors of the Company prior to the Closing (the "Company Designees") to be elected to Parent's Board of Directors. In furtherance thereof, Parent shall increase the size of its Board of Directors and secure the resignations of such number of its incumbent directors as is necessary to effectuate the foregoing sentence. To the extent practicable, the Company Designees and the members of the Parent board of Directors designated by Parent shall be equally distributed among the Parent's three classes of directors at the Effective Time. All of the Company Designees shall serve in accordance with the Restated Certificate of Incorporation and Bylaws of Parent until their respective successors are duly elected or appointed and qualified. The Board of Directors of Parent shall take such action as may be necessary to cause Mr. Robert S. Miller to be named as the Non-Executive Chairman of the Board of Parent for a 12-month term to begin immediately following the Effective Time. Following the expiration of such term, Mr. John E. Drury shall be named as the Chairman of the Board of Parent.

                  (b) The current Chief Executive Officer of Parent shall remain as Chief Executive Officer of Parent following the Effective Time.

                  SECTION 6.04. Pooling Affiliates. (a) Not less than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those persons, in the Company's reasonable judgment, at the record date for the Company Stockholders' Meeting, who were Pooling Affiliates of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.04(a) (the "Company Affiliate Letter"), executed by each of the Pooling Affiliates of the Company identified in the above-referenced list. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Letter on the certificates evidencing any of the Parent Common Stock to be received by (i) any Pooling Affiliate of the




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                                       53

Company or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 of the rules and regulations of the Securities Act or applicable SEC accounting releases with respect to pooling-of-interests accounting treatment, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Letter, regardless of whether such person has executed the Company Affiliate Letter and regardless of whether such person's name and address appear on Section 3.15 of the Company Disclosure Schedule.

                  (b) Not less than 45 days prior to the Effective Time, Parent shall deliver to the Company a list of names and addresses of those persons who were, in Parent's reasonable judgment, at the record date for the Parent Stockholders' Meeting, Pooling Affiliates of Parent. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Parent shall use its reasonable efforts to deliver or cause to be delivered to the Company, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.04(b) (the "Parent Affiliate Letter"), executed by each of the Pooling Affiliates of Parent identified in the above-referenced list.

                  SECTION 6.05. Assumption of Debt. With respect to the Company's indebtedness identified on Section 6.05 of the Company Disclosure
Schedule issued by the Company under an indenture qualified under the Trust Indenture Act of 1939 (the "Company Indentures"), if required by the Company Indentures, the Surviving Corporation shall execute and deliver to the trustee under each Company Indenture a supplemental indenture, in form satisfactory to the trustee, expressly assuming the obligations of the Company with respect to the due and punctual payment of the principal of (and premium, if any) and interest on such indebtedness and the due and punctual performance of all the terms, covenants and conditions of the Company Indentures to be kept or performed by the Company, and shall deliver such supplemental indenture to the trustee under each Company Indenture. Holders of the Company Subordinated Notes who convert after the Effective Time shall be entitled to receive Parent Common Stock based on a ratio determined in accordance with Section 2.01(a).

                  SECTION 6.06. Indemnification of Directors and Officers. (a) Parent and Merger Sub agree that the indemnification obligations set forth in the Company's Restated Certificate of Incorporation and Bylaws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, Parent shall cause the Certificate of Incorporation and Bylaws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or the Company Subsidiaries.

                  (b) The Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of the Company and each Company Subsidiary and each such person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, the Company or the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action).

                  (c) For six years from the Effective Time, the Surviving Corporation shall provide (to the extent available in the market) to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Company's directors' and officers' liability insurance policies (copies of which have been made available to Parent); provided, however, that in no event shall the Surviving Corporation be required to expend more than 200% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and further provided that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 6.06(c), it shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

                  (d) Following the Effective Time, Parent will fully guaranty the prompt payment and performance of all obligations of the Surviving Corporation pursuant to this Section 6.06 and under any and all director and officer indemnification agreements entered into by the Company and/or any Company Subsidiary.

                  (e) The obligations of the Company, the Surviving Corporation, and Parent under this Section 6.06 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such affected party (it being expressly agreed that each such party shall be a third-party beneficiary of this Section 6.06).

                  (f) The rights of an Indemnified Party to indemnification and advancement of expenses under this Section 6.06 shall not be deemed exclusive of any other rights which the Indemnified Party may at any time be entitled to under applicable Law, any charter or bylaw provision, any agreement, vote of stockholders, resolution of disinterested directors or otherwise.

                  SECTION 6.07. No Shelf Registration. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act.

                  SECTION 6.08. Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the NYSE, in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                  SECTION 6.09. Parent Restated Certificate of Incorporation. As of the Effective Time, Parent shall cause its Restated Certificate of Incorporation to be amended to reflect the Certificate Amendment.

                  SECTION 6.10. Stock Exchange Listing. Each of the parties hereto shall use its reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Parent Common Stock issuable to the Company's stockholders in the Merger and upon the exercise of options pursuant to Section
2.04 hereof.

                  SECTION 6.11. Blue Sky. Each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01. Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                  (b) this Agreement shall have been duly adopted by the requisite vote of stockholders of the Company and the matters specified in Section 4.04 shall have been approved by the requisite vote of stockholders of Parent;

                  (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

                  (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

                  (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization would not have a Parent Material Adverse Effect after the Effective Time;

                  (f) each of Arthur Andersen and Coopers & Lybrand, as the independent public accountants of the Company and Parent, respectively, shall have issued the "comfort" letters referred to in Section 5.08(a) and the "pooling of interests" opinions referred to in Section 5.08(b);

                  (g) the shares of Parent Common Stock issuable to the Company's stockholders in the Merger and upon the exercise of options pursuant to Section 2.04 hereof shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

                  (h) the S-3 Registration Statement shall have been declared effective by the SEC and the "tainted shares" shall have been disposed of thereunder as contemplated by Section 5.07.

                  SECTION 7.02. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of Parent contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to such effect;

                  (b) Parent shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to that effect;

                  (c) no event or events shall have occurred or be reasonably likely to occur which, individually or in the aggregate, shall have had or could reasonably be expected to have, a Parent Material Adverse Effect;

                  (d) the Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), in form and substance reasonably satisfactory to the Company, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization, (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (iii) no gain or loss will be recognized by the stockholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest). In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company; and

                  (e) Parent shall have taken all action necessary to cause the Company Designees to become members of the Parent Board of Directors, and Mr. Robert S. Miller to be elected Chairman of the Board of Parent, in each case as of the Effective Time, as contemplated by Section 6.03.

                  SECTION 7.03. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to such effect;

                  (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to that effect;

                  (c) except as set forth on Section 3.08 of the Company Disclosure Schedule, no event or events shall have occurred or be reasonably likely to occur which, individually or in the aggregate, shall have had, or could reasonably be expected to have, a Company Material Adverse Effect, it being understood that for purposes of determining whether a Company Material Adverse Effect shall have occurred on the assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, actual amounts as at any date of determination or for any period of determination shall be compared, to the extent practicable, to the corresponding amounts included in the Company's 1998 business plan included in Section 3.08 of the Company Disclosure Schedule; and

                  (d) Parent shall have received the opinion of Shearman & Sterling, in form and substance reasonably satisfactory to Parent, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization, (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (iii) no gain or loss will be recognized by the stockholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest). In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

                  (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before October 31, 1998; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date; provided further that this Agreement may be extended not more than 60 days by Parent or the Company by written notice to the other party if the Merger shall not have been consummated as a direct result of (i) the Company or Parent having failed to receive all regulatory




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                                       60

         approvals or consents required to be obtained by the Company or Parent with respect to the Merger in order to satisfy the condition set forth in Section 7.01(e) or (ii) the existence of litigation or any governmental proceeding seeking to prevent or prohibit consummation of the Merger;

                  (c) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                  (d) by Parent, if (i) in accordance with the proviso to
         Section 6.01(b)(i), the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement and the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, or if the Board of Directors of the Company shall have refused to affirm its recommendation of this Agreement and the Merger as promptly as practicable (but in any event within three business days) after receipt of any request by Parent, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                  (e) by the Company, if (i) in accordance with the proviso to
         Section 6.01(b)(ii), the Board of Directors of Parent withdraws, modifies or changes its recommendation of this Agreement and the Merger in a manner adverse to the Company or its stockholders or shall have resolved to do so, or if the Board of Directors of Parent shall have refused to affirm its recommendation of this Agreement and the Merger as promptly as practicable (but in any event within three business days) after receipt of any request by the Company, (ii) the Board of Directors of Parent shall have recommended to the stockholders of Parent a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of capital stock of Parent is commenced and the Board of Directors of Parent fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                  (f) by Parent or the Company, (i) if this Agreement shall fail to receive the requisite votes for adoption at the Company Stockholders' Meeting or any adjournment or postponement thereof or (ii) if the Share Issuance or the Certificate Amendment shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof;

                  (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this
         Section 8.01(g); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph
         (b) of this Section 8.01;

                  (h) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in
         Section 7.02 would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 8.01(h); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 8.01;

                  (i) by the Company, if the Board of Directors of the Company shall, following receipt of advice of outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that failure to so terminate would be inconsistent with its duties to its stockholders under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the adoption of this Agreement and the Merger in a manner adverse to Parent and, on or prior to such date, any person (other than Parent) shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to a Competing Transaction that, as determined by the Board of Directors of the Company after consultation with its outside legal counsel (who may be its regularly engaged outside legal counsel) and financial advisors, contains terms more favorable to the stockholders of the Company than those provided for in the Merger; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(i) until three business days have elapsed following delivery to Parent of written notice of such determination of the Company (which written notice shall inform Parent of the material terms and conditions of the

         Competing Transaction); provided further, that such termination under this Section 8.01(i) shall not be effective until the Company has made payment to Parent of the amounts required to be paid pursuant to
         Section 8.05(b); or

                  (j) by Parent, if the Board of Directors of Parent shall, following receipt of advice of outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that failure to so terminate would be inconsistent with its duties to its stockholders under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the approval of this Agreement and the Merger in a manner adverse to the Company and, on or prior to such date, any person (other than the Company) shall have made a public announcement or otherwise communicated to Parent and its stockholders with respect to a Competing Transaction that, as determined by the Board of Directors of Parent after consultation with its outside legal counsel (who may be its regularly engaged outside legal counsel) and financial advisors, contains terms more favorable to the stockholders of Parent than those provided for in the Merger; provided, however, that Parent may not terminate this Agreement pursuant to this subsection (j) until three business days have elapsed following delivery to the Company of written notice of such determination of Parent (which written notice shall inform the Company of the material terms and conditions of the Competing Transaction); provided further, that such termination under this Section 8.01(j) shall not be effective until Parent has made payment to the Company of the amounts required to be paid pursuant to
         Section 8.05(c).

                  SECTION 8.02. Effect of Termination. Except as provided in
Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in
Section 8.05(b) through and including (f); provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement; provided further, that the Confidentiality Agreement shall survive any termination of this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made, except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made




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                                       63

without stockholder approval under the DGCL. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.05. Fees and Expenses. (a) Except as set forth in this Section 8.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and the Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement, the fee required to be paid in connection with the HSR Act and the printing, filing and mailing of the S-3 Registration Statement. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice and all other matters related to the closing of the Merger.

                  (b) The Company agrees that, if:

                  (i) the Company shall terminate this Agreement pursuant to
         Section 8.01(i),

                  (ii) (A) Parent shall terminate this Agreement pursuant to
         Section 8.01(d) and (B) at the time of such termination, there shall exist or be proposed to the Company a Competing Transaction with respect to the Company, or

                  (iii) (A) Parent shall terminate this Agreement pursuant to
         Section 8.01(f)(i), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction that has been publicly announced or otherwise communicated to the Company and its stockholders with respect to the Company and (C) within 12 months thereafter, the Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated, then, in the case of (i), prior to such termination, in the case of (ii), promptly after such termination, or, in the case of (iii), promptly after the consummation of the Competing Transaction referred to in clause (C), the Company shall pay to Parent an amount equal to $275 million (the "Company Termination Fee").

                  (c) Parent agrees that, if:

                  (i) Parent shall terminate this Agreement pursuant to Section 8.01(j),

                  (ii) (A) the Company shall terminate this Agreement pursuant to Section 8.01(e) and (B) at the time of such termination, there shall exist or be proposed to Parent a Competing Transaction with respect to Parent, or

                  (iii) (A) the Company shall terminate this Agreement pursuant to Section 8.01(f)(ii), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction that has been publicly announced or otherwise communicated to Parent and its stockholders with respect to Parent and (C) within 12 months thereafter, Parent shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated, then, in the case of (i), prior to such termination, in the case of (ii), promptly after such termination, or, in the case of (iii), promptly after the consummation of the Competing Transaction referred to in clause (C), Parent shall pay to the Company an amount equal to $183 million (the "Parent Termination Fee").

                  (d) (i) The Company agrees that, if Parent terminates this Agreement pursuant to Section 8.01(g), the Company shall reimburse Parent for Parent's Expenses incurred in connection with pursuing the Merger and (ii) Parent agrees that, if the Company terminates this Agreement pursuant to Section 8.01(h), Parent shall reimburse the Company for the Company's Expenses incurred in connection with pursuing the Merger; provided, however, that no party shall be obligated to reimburse the other party for Expenses in excess of $20 million in the aggregate.

                  (e) Any payment required to be made pursuant to Section 8.05(a), (b), (c) or (d) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 8.05(e).

                  (f) In the event that Parent or the Company, as the case may be, shall fail to pay the Parent Termination Fee or the Company Termination Fee, as the case may be, the amount of any such Parent Termination Fee or Company Termination Fee shall be increased to include the costs and expenses actually incurred by the other (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Parent Termination Fee or Company Termination Fee, commencing on the date that such Parent Termination Fee or Company Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, from time to time, as such bank's base rate plus 5.00%.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be. Each party agrees that, except for the representations and warranties contained in this Agreement, the Parent Disclosure Schedule and the Company Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  (a)  if to the Company:

                           Waste Management, Inc.
                           3003 Butterfield Road
                           Oak Brook, Illinois 60523-1100
                           Attention: Herbert A. Getz, Esq.
                           Telecopier: (630) 572-9130

                           with a copy to:

                           Skadden, Arps, Slate,
                             Meagher & Flom (Illinois)
                           333 West Wacker Drive
                           Chicago, IL 60606
                           Attention:  Charles W. Mulaney, Jr., Esq.
                           Telecopier:  (312) 407-0411

                  (b)  if to Parent or Merger Sub:

                           USA Waste Services, Inc.
                           1001 Fannin Street, Suite 4000
                           Houston, Texas 77002
                           Attention: Gregory T. Sangalis, Esq.
                           Telecopier: (713) 209-9711

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  John A. Marzulli, Jr., Esq.
                           Telecopier:  (212) 848-7179

                  SECTION 9.03. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

                  (a) "affiliate" has the meaning specified in Rule 144 promulgated by the SEC under the Securities Act;

                  (b) "beneficial owner" with respect to any shares of capital stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock;

                  (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in The City of New York, USA;

                  (d) "$" means United States Dollars;

                  (e) "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity;

                  (f) "knowledge" means, with respect to any matter in question, that the executive officers of Parent or the Company, as the case may be, have actual knowledge of such matter;

                  (g) "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government; and

                  (h) "subsidiary" or "subsidiaries" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, more than fifty percent of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 6.06, which shall survive the Effective Time and be enforceable by the beneficiaries thereof as contemplated by Section 6.06(e), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 9.06. Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 9.08. Governing Law. Except to the extent that the Laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the State of Delaware.

                  SECTION 9.09. Consent to Jurisdiction; Venue. (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for Delaware for the purpose of any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in Delaware. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

                  (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 9.09 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

                  SECTION 9.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.12. Entire Agreement. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      USA WASTE SERVICES, INC.


                                      By: /s/ John E. Drury
                                         --------------------------------------
                                          Name: John E. Drury
                                          Title: Chairman of the Board and
                                                     Chief Executive Officer


                                      WASTE MANAGEMENT, INC.


                                      By: /s/ R. S. Miller
                                         --------------------------------------
                                          Name: R. S. Miller
                                          Title: Chairman of the Board and
                                                     Chief Executive Officer


                                      DOME MERGER SUBSIDIARY, INC.


                                      By: /s/ John E. Drury
                                         --------------------------------------
                                          Name: John E. Drury
                                          Title: President

                                                                 EXHIBIT 6.04(a)


                        FORM OF COMPANY AFFILIATE LETTER


USA Waste Services, Inc.
1001 Fannin Street, Suite 4000
Houston, TX 77002

Waste Management, Inc.
3003 Butterfield Road
Oak Brook, IL 60523


Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Waste Management, Inc., a Delaware corporation ("Company"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 10, 1998 (the "Agreement"), among USA Waste Services, Inc. ("Parent"), the Company and Dome Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub shall be merged with and into the Company (the "Merger"), and the stockholders of the Company shall receive shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), in exchange for shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock").

                  As a result of the Merger, I may receive shares of Parent Common Stock in exchange for shares (or upon exercise of options for shares or upon the exercise by me of rights under certain option plans of the Company that become exercisable upon the consummation of the Merger) owned by me of Company Common Stock ("Parent Securities").

                  I represent, warrant and covenant to Parent that in the event I receive any shares of Parent Securities as a result of the Merger:

                           A. I shall not make any sale, transfer or other disposition of Parent Securities in violation of the Act or the Rules and Regulations.

                           B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Securities to the extent I felt necessary, with my counsel or counsel for the Company.

                           C. I have been advised that the issuance of Parent Securities to me pursuant to the Merger shall be registered with the Securities and Exchange Commission (the "Commission") under the Act on a Registration Statement on Form S- 4. However, I have also been advised that, since (a) at the time the Merger shall be submitted for a vote of the stockholders of the Company, I may be deemed to be an affiliate of the Company and (b) the distribution by me of Parent Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Securities issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                           D. I understand that, except as provided in the Agreement, Parent is under no obligation to register the sale, transfer or other disposition of Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                           E. I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to Parent Securities issued to me and that there will be placed on the certificates for Parent Securities issued to me, or any substitutions therefor, a legend stating in substance:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ________ BETWEEN THE REGISTERED HOLDER HEREOF AND USA WASTE SERVICES, INC., A COPY
                           OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF USA WASTE SERVICES, INC."

                           F. I also understand that, unless the sale or transfer by me of Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                           G. I further represent to, and covenant with, Parent that to the extent the consummation of the Merger results in a "change in control" pursuant to any option plan of the Company and, as a result thereof, I exercise my right to require Parent to repurchase my outstanding options thereunder, I will elect to receive Parent Securities as consideration for such repurchase, notwithstanding any ability I may have under such option plan to receive cash consideration from Parent (whether as the result of Parent's sale, on my behalf, of Parent Securities issued to me or otherwise).

                           H. I further represent to, and covenant with, Parent that I will not sell, transfer or otherwise dispose of, or execute any cashless exercise of stock options or warrants for, (i) any Company Common Stock during the 30 days immediately preceding the effective date of the Merger or (ii) any Parent Securities received by me in the Merger or any other shares of the capital stock of Parent or enter into any arrangement to reduce my risk relating to Company Common Stock or such Parent Securities until after such time as results covering at least 30 days of combined operations of Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. Parent shall notify the "affiliates" of the publication of such results.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                Very truly yours,




                                                Name:


Accepted this ____ day of
_____________ , 1998, by


USA WASTE SERVICES, INC.


By:
      Name:
      Title:


WASTE MANAGEMENT, INC.


By:
      Name:
      Title:

                                                                 EXHIBIT 6.04(b)


                         FORM OF PARENT AFFILIATE LETTER



USA Waste Services, Inc.
1001 Fannin Street, Suite 4000
Houston, TX 77002


Waste Management, Inc.
3003 Butterfield Road
Oak Brook, IL 60523

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of USA Waste Services, Inc., a Delaware corporation ("Parent"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 10, 1998 (the "Agreement"), among Parent, Waste Management, Inc., a Delaware corporation (the "Company"), and Dome Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub shall be merged with and into the Company (the "Merger") and the stockholders of the Company shall receive shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), in exchange for shares of common stock, par value $1.00 per share, of the Company.

                  I represent to, and covenant with, Parent that I will not sell, transfer or otherwise dispose of, or execute any cashless exercise of stock options or warrants for, (i) any Parent Common Stock during the 30 days immediately preceding the effective date of the Merger or (ii) any other shares of the capital stock of Parent or enter into any arrangement to reduce my risk relating to Parent Common Stock until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Securities and Exchange Commission (the "Commission"), a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. Parent shall notify the "affiliates" of the publication of such results.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                   Very truly yours,




                                                   Name:


Accepted this ____ day of
______________, 1998, by


USA WASTE SERVICES, INC.


By:
      Name:
      Title:


WASTE MANAGEMENT, INC.


By:
      Name:
      Title: